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                                                                    EXHIBIT 11.1


                           MOTORVAC TECHNOLOGIES,INC.

          CALCULATION OF BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
                      FOR THE THREE AND NINE MONTHS ENDED
                   SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997

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
                                                                   THREE MONTHS ENDED                NINE MONTHS ENDED
                                                               --------------------------        -------------------------
                                                                 SEPT 30         SEPT 30          SEPT 30         SEPT 30
                                                                  1998            1997              1998            1997
                                                               ----------      ----------        ----------     ----------
Net (Loss) Income                                              $ (354,426)     $  (58,436)       $ (559,479)    $  281,606
                                                               ==========      ==========        ==========     ==========
Basic Net Income (Loss) Per Share:

  Weighted Average Outstanding Common Shares                    4,514,918       4,514,918         4,514,918      4,514,918
                                                               ==========      ==========        ==========     ==========

  Basic net income (loss) per share                            $    (0.08)     $    (0.01)       $    (0.12)    $     0.06
                                                               ==========      ==========        ==========     ==========
Diluted net income (loss) per share:

  Weighted Average Outstanding Common Shares                    4,514,918       4,514,918         4,514,918      4,514,918

     Incremental shares, assuming exercise of options
       grants outstanding at September 30, 1998 and
       September 30, 1997
       (eliminated if dilutive to EPS)                                 --              --                --             --

Weighted Average Outstanding Common and
     Common Equivalent Shares                                   4,514,918       4,514,918         4,514,918       4,514,918
                                                               ==========      ==========        ==========      ==========

Diluted net income (loss) per share                            $    (0.08)     $    (0.01)       $    (0.12)     $     0.06
                                                               ==========      ==========        ==========      ==========

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